FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
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                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of June 25, 2001, between IMATRON INC., a New Jersey corporation (the "Company"), and JOSE MARIA SALEMA GARCAO (the "Purchaser"):

RECITALS:

         WHEREAS, the Company has authorized the issuance and sale pursuant to the terms and conditions hereof of up to 1,250,000 shares of its Common Stock (the "Common Stock"); and

         WHEREAS, the Purchaser desires to purchase and the Company desires to sell the Common Stock on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which the parties hereto acknowledge, the parties agree as follows:

Purchase and Sale of the Shares. The Company agrees to sell to the Purchaser, and upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Purchaser agrees to purchase from the Company 1,250,000 shares of Common Stock (the "Shares") in consideration for a purchase price (the "Purchase Price") of US$1.60 per share.

Closing Date; Delivery. The closing of the purchase and sale of the Shares shall be held at the offices of the Company, 389 Oyster Point Boulevard So. San Francisco, California 94080 on June 29, 2001 or at such other time and place as the parties may agree upon. At the closing, subject to the terms of this Agreement, the Purchaser shall deliver the purchase price in immediately available funds by transfer to the account of the Company. Within fourteen (14) days following the Closing, the Company will deliver to the Purchaser, pursuant to Purchaser's delivery instructions, certificates representing the Shares to be purchased by the Purchaser from the Company.

Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:

Organization and Standing, Articles and Bylaws. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on it business as presently conducted and as proposed to be conducted. The Company is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the nature of its activities or of its properties owned or leased makes such qualification, licensing or domestication necessary at this time.

Corporate Power. The Company has now, or will have at the Closing Date, all requisite legal and corporate power to enter into this Agreement, to sell the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

Authorization.

All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that such shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein and as may be required by future changes in such laws.

No shareholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance of the Shares or of Common Stock by the Company.

Financial Statements. The Company's audited balance sheet as of December 31, 2000, audited statement of income and expenses for the fiscal year ended December 30, 2000, and unaudited balance sheet and statement of income and expenses for the three months ended March 31, 2001 (hereinafter collectively referred to as the "Financial Statements") have been supplied by the Company to the Purchaser and such Financial Statements are true and correct, have been prepared in accordance with generally accepted accounting principles consistently applied (except as disclosed therein

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FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
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and except that the unaudited Financial  Statements do not contain the footnotes required by generally accepted accounting principles), and fairly present the financial condition of the Company as of the date indicated and the results of the operations of the Company for the period ended, as indicated.

Public  Reporting.  The  Company  is subject to the  reporting  requirements  of
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"); the Company's (a) Annual Report on Form 10-K for the fiscal year ended December 30, 2000, (b) Annual Proxy Statement of Form 14A for the fiscal year ended December 30, 2000, and (c) Quarterly Report on Forms 10-Q for the three months ended March 31, 2001 filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") have been so filed in a timely fashion and include all reports and other information required to be filed or furnished by the Company under the 1934 Act and the Company has provided copies of all such Public Disclosure to the Purchaser

Validity of Material Contracts and Commitments. All the material contracts, commitments, agreements, and instruments to which the Company is a party are legal, valid, binding, and in full force and effect in all material respects and enforceable by the Company in accordance with their terms except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies. Except as disclosed to Purchaser, the Company is not in material default under any of such contracts.

Compliance with Other Instruments, None Burdensome, etc. Neither the Company nor any subsidiary is in violation of any term of its respective Articles of Incorporation or Bylaws, or, except as disclosed to Purchaser, in any material respect of any mortgage, indenture, contract, agreement, instrument, or, to the best knowledge of the Company, any judgment, decree, order, statute, rule, or regulation applicable to it. The execution, delivery, and performance by the Company of this Agreement, and the issuance and sale of the Shares pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration of maturity of any loan or material obligation to which the Company or the subsidiaries are a party or by which any of them are bound or with respect to which any of them is an obligor or guarantor, or result in the creation or imposition of any material lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon, or, to the best knowledge of the Company after due inquiry, give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business or agreements of the Company or the subsidiaries. To the best knowledge of the Company after due inquiry, no such term or condition materially adversely affects or in the future (so far as can reasonably be foreseen by the Company at the date of this Agreement) may materially adversely affect the business, property, prospects, condition, affairs, or operations of the Company and the subsidiary.

Litigation, etc. Other than as described in the Financial Statements or the Public Disclosure, there are no actions, proceedings or investigations pending (or to the best of the Company's knowledge, any basis therefor or threat thereof), which, either in any case or in the aggregate, might result in any adverse change in the business, prospects, conditions, affairs, or operations of the Company, or in any of its properties or assets, or in any impairment of the right or ability of the Company to carry on its business as proposed to be conducted, or in any material liability on the part of the Company, or which question the validity of this Agreement or any action taken or to be taken in connection herewith.

Governmental Consent etc. No consent, approval, or authorization of, or designation, declaration, or filing with, any governmental unit is required on the part of the Company in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby (except qualification or exemption under the California Corporate Securities Law, which exemption or qualification will be available or obtained and will be effective on the Closing
Date).

Offering. The offer, sale and issuance of the Shares in conformity with the terms of this Agreement (the "Offering") will not violate the Securities Act of 1933, as amended ("Securities Act").

Title to and Condition of Properties. The Company and its subsidiaries have good and marketable title to all their respective tangible and intangible property and assets, including those reflected in the Public Disclosure and the Financial Statements (except such property or assets as have since march 31, 2001, been sold or otherwise disposed of in the ordinary course of business). Such property and assets are subject to no mortgage or security interests, conditional sales contract, charge, lien or encumbrance (except for the lien of current taxes not yet due and payable and such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value of, or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the business operations of the Company and any subsidiary). Subsequent to March 31, 2001, neither the Company nor any subsidiary has sold or disposed of any of its property and assets or obligated itself to do so except in the ordinary course of business. Except for such minor defects as are not substantial in character and which do not have a materially adverse effect upon the validity thereof, all material real and personal property leases to which the Company or the subsidiaries are a party are in good standing, valid and effective,

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FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
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and there is not under any such  lease any  existing  material  default or event which with notice or lapse of time or both would constitute a material default and in respect of which the Company or the subsidiaries have not taken reasonable steps to prevent such a default from occurring.

Disclosure. This Agreement, the Public Disclosure, the Financial Statements, and all certificates delivered to Purchaser pursuant to this Agreement, when read together, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading, it being understood that the information provided to the Purchaser regarding the Company contains estimates and projections which constitute forward looking statements and which have been made in good faith by the Company and no warranty of such projections is expressed or implied hereby. There is, to the best of the Company's knowledge, no fact which materially adversely affects the business, prospects, condition, affairs or operations of the Company or any of its properties or assets which has not been set forth in this Agreement, the Public Disclosure, the Financial Statements or the other information provided to Purchaser.

The Shares: are free and clear of any security interests, liens, claims, or other encumbrances; have been duly and validly authorized and issued and are, and on the Closing Date will be, fully paid and non-assessable; will not have been, individually and collectively, issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and will not subject the holders thereof to personal liability by reason of being such holders.

Inspection. The Company will permit the Purchaser and any of its partners, officers or employees, or any outside representatives designated by such Purchaser, to visit and inspect at such Purchaser's expense any of the properties of the Company or its Subsidiaries, including their books and records (and to make photocopies thereof or make extracts therefrom), and to discuss their affairs, finances, and accounts with their officers, lawyers and accountants, except with respect to trade secrets and similar confidential information, all to such reasonable extent and at such reasonable times and intervals as such Purchaser may reasonably request. Except as otherwise required by laws or regulations applicable to a Purchaser, the Purchasers shall maintain, and shall require their representatives to maintain, all information obtained pursuant to Sections 3(m) and 3(n) hereof on a confidential basis.

Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company:

No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser is required for execution of this Agreement, including, without limitation, the purchase of the Shares or the performance of the Purchaser's obligations hereunder.

The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

The Company has given the Purchaser the opportunity to have answered all of the Purchaser's questions concerning the Company and its business and has made available to the Purchaser all information requested by the Purchaser which is reasonably necessary to verify the accuracy of other information furnished by the Company. The Purchaser has received and evaluated all information about the Company and its business which the Purchaser deems necessary to formulate an investment decision and does not desire any further information.

The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions or non-application from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions or non-applications and the suitability of the Purchaser to acquire the Shares.

The Purchaser is aware that the Shares have not been registered under the Securities Act of 1933 by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and Regulation D thereof and that they must be held by the Purchaser indefinitely, and the Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)), and the number of shares being sold during any three-month period not exceeding specified limitations. The Purchaser is also aware that while many of the restrictions of Rule 144 do not apply to the resale of shares by a person who owned those shares for at

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FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
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least one year prior to their resale and who is not an  "affiliate"  (within the meaning of Rule 144(a)) of the issuer and has not been an affiliate of the issuer for at least three months prior to the date of resale of the restricted securities, the Company does not warrant or represent that the Purchaser is not an affiliate as of the date of this Agreement or that the Purchaser will not be an affiliate at any relevant times in the future.

Each instrument representing the Shares is to be endorsed with the following legends:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Any other legend required by California or other state securities laws.

         The Company need not register a transfer of legended Shares and may instruct its transfer agent not to register the transfer of the Shares unless one of the conditions specified in the foregoing legends is satisfied.

Any legend endorsed on an instrument pursuant to Section 4(f) hereof and the stop transfer instructions with respect to such Shares shall be removed, and the Company shall issue an instrument without such legend to the holder of such Shares if such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides the Company with an opinion of counsel for such holder of the Shares, reasonably satisfactory to the Company, to the effect that a public sale, transfer or assignment of such Shares may be made without registration.

The Purchaser is either (i) acquiring the Shares for the Purchaser's own account; or (ii) for the account of another for which the Purchaser acts as a fiduciary, in which case the Purchaser will so advise the Company. If acting as a fiduciary, the Purchaser makes the representations, warranties, and covenants as set forth herein on its own behalf and as agent for and on behalf of such other party. The Purchaser is acquiring the Shares for investment and without any present intention to engage in a distribution thereof.

The Purchaser has the knowledge and experience in financial and business matters to evaluate the merits and risks of the proposed investment.

The Purchaser is an "Accredited Investor" as that term is defined under Rule 501 adopted pursuant to the Securities Act.

Conditions Precedent to the Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following conditions precedent on or before the Closing Date:

The representations and warranties made by the Company in this Agreement shall, unless waived by the Purchaser, be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

After the date hereof until the Closing Date, there shall not have occurred:

any change, or any development involving a prospective change, in either (A) the condition, financial or otherwise, or in the earnings, business or operations, or in or affecting the properties of the Company, or (B) the financial or market conditions or circumstances in the United States, in either case which, in the Purchaser's judgment, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale, or delivery of the Shares;

an imposition of a new legal or regulatory restriction not in effect on the date hereof, or any change in the interpretation of existing legal or regulatory restrictions, that materially and adversely affects the offering, sale, or delivery of the Shares; or

a suspension or material limitation of trading (A) generally on or by the New York Stock Exchange or NASDAQ or (B) of any securities of the Company on any exchange or in any over-the-counter market.

Conditions Precedent to the Company's Obligations. The obligations of the Company hereunder are subject to the Company receiving any necessary shareholder approval for the sale and issuance of the Shares, the performance by the Purchaser of its obligations hereunder, and the satisfaction of the condition that the representations and warranties made by the Purchaser in this Agreement shall, unless waived by the Company, be true and correct at the Closing Date, with the same force and effect as if they had been made on and as of, the Closing Date.

Registration Rights.

Rights to Registration. The Company shall use its best efforts to file with the SEC as promptly as practicable and thereafter shall use its best efforts to cause to be declared effective within ninety (90) days from the date of the Closing

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FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
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a "shelf"  registration  statement on the appropriate  form under the Securities
Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Shares (including for purposes of this Section 7 the Warrant Shares hereinafter defined and collectively with the Shares herein referred to as the "Shares") pursuant to Rule 415 or any similar rule that may be adopted by the SEC (the "Shelf Registration Statement").

         The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Purchasers for a period ending on the earlier of (i) (x) the second anniversary of the Closing, (y) the expiration of the period following the Closing after which Rule 144(k) under the Securities Act generally becomes available to non-affiliates of an issuer or (z) in the event the Company has at any time suspended the use of the prospectus contained in the Shelf Registration Statement pursuant to this paragraph, the date beyond the earlier of the periods referred to in clauses (x) and (y) that reflects an additional period of days equal to the number of days during all of the periods from and including the dates the Company gives notice of such suspension pursuant to this paragraph to and including the date when holders of Shares receive an amended or supplemented prospectus necessary to permit resales of Shares under the Shelf Registration Statement or to and including the date on which the Company gives a Resumption Notice of (ii) such time as all of the Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or pursuant to Rule 144 (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in holders of Shares covered thereby not being able to offer and sell Shares during that period, unless such action, in the opinion of the Company after consulting with legal counsel, is required by applicable law.

         Notwithstanding any other provisions hereof, the Company will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In addition, if, at any time during the period after the Closing and ending ten (10) years thereafter, the Company shall determine to register under the Securities Act any shares of Common Stock to be offered for cash by it or others, pursuant to a registration statement on Form S-3 (or its equivalent) (the "S-3 Registration Statement" and, together with the Shelf Registration Statement, the "Registration Statements"), the Company will (i) promptly give written notice to Purchaser of its intention to file such S-3 Registration Statement and (ii) at the Company's expense (which shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent accountants for the Company, and fees and expenses incident to compliance with state securities law, but shall not include fees and disbursements of counsel for Purchaser) include among the securities covered by the S-3 Registration Statement such portions of the Shares then held by Purchaser as shall be specified in a written request to the Company within thirty (30) days after the date on which the Company gave the notice described in (i) above. Upon receipt of such written request and of the Shares specified in the request (any shareholder requesting registration being individually called a "Selling Shareholder"), the Company shall (i) use its reasonable best efforts to effect the registration, qualification or compliance of the Shares under the Securities Act and under any other applicable federal law and any applicable securities or blue sky laws of jurisdictions within the United States; (ii) furnish each Selling Shareholder such number of copies of the prospectus contained in the S-3 Registration Statement filed under the Securities Act (including preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Selling Shareholder may reasonably request in order to facilitate the disposition of the Shares covered by the S-3 Registration Statement; (iii) notify each Selling Shareholder, at any time when a prospectus relating to the Shares covered by such S-3 Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such S-3 Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and
(iv) at the request of the Selling Shareholder, prepare and furnish to the Selling Shareholder any reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of the Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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                                       23

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
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Registration  of  Underwritten  Offering.  If the offering of Common Stock to be registered by the Company pursuant to either of the Registration Statements is underwritten, each Selling Shareholder shall sell the Shares to or through the underwriter(s) of the Common Stock being registered for the account of the Company or others upon the same terms applicable to the Company or others. If the managing underwriter(s) reasonably determine that all or any portion of the Shares held by the Selling Shareholder should not be included in either of the Registration Statements, then notwithstanding anything to the contrary in this Section, the determination of such underwriter(s) shall be conclusive; provided, however, that if such underwriter(s) determine that some but not all of the Shares of the Selling Shareholder shall be included in the Registration Statement, the number of Shares owned by each Selling Shareholder to be included in the Registration Statement will be proportionately reduced in accordance with the respective written requests given as provided above.

Indemnification. In the event that Purchase Shares purchased pursuant to this Agreement are included in a Registration Statement under this Section 7, the Company will indemnify and hold harmless each Selling Shareholder and each other person, if any, who controls such Selling Shareholder within the meaning of
Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Selling Shareholder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of are based upon any untrue statement or alleged untrue statement of any material fact contained, in either of the Registration Statements pursuant to which the Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the failure by the Company to file any amendment or supplement thereto that was required to be filed under the Securities Act, and will reimburse such Selling Shareholder and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company will not be liable in any such case to a Selling Shareholder to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of that Selling Shareholder specifically for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, or amendment or supplement. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section that the Company shall have received an undertaking satisfactory to it from each Selling Shareholder to indemnify and hold harmless the Company (in the same manner and to the same extent as set forth in this Section), each director of the Company, each officer who shall sign such registration statement, and any persons who control the Company within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, preliminary prospectus, or any final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the indemnifying party specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, or amendment or supplement. Promptly following receipt by an indemnified party of notice of the commencement of any action involving a claim referred to above in this Section 7(c), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that any failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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                                       24

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


Binding Provisions. The provisions of this Section 7 shall be binding on the successors of the Company. No Shareholder may assign the provisions of this
Section 7 or all or any part of its or their rights or obligations hereunder, except that in the event of a merger or consolidation in which the Company or the Purchaser is not the survivor, the Company or the Purchaser, as the case may be, shall assign and transfer, and successor shall assume, the provisions of this Section 7.

Conflicts. To the extent that the Company's compliance with the obligations set forth in Sections 8(a) through 8(d) above would conflict with or otherwise cause a breach of or default under any of its existing obligations pursuant to any agreements to which it currently is a party, the Company's failure to comply with those obligations shall not be deemed a breach of this Agreement.

Transfer of Registration Rights. The rights to cause the Company to register the Purchase Shares granted to the Purchaser by the Company under Section 7 may be assigned by the Purchaser to a transferee or assignee of any of the Purchaser's Shares, provided that the Company is given written notice by the Purchaser at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and indemnifying the Purchase Shares with respect to which such registration rights are being assigned.

Additional Shares. In the event that the Company shall fail to cause the Shelf Registration Statement with respect to the Shares to be declared effective by the SEC within ninety (90) days from the date of the Closing as provided in
Section 7(a), the Company shall pay to the Purchaser for each month or portion thereof until such Shelf Registration Statement becomes effective an amount equal to one percent (1%) of the greater of (i) the purchase price paid for the Purchase Shares pursuant to this Agreement, or (ii) the value of the Purchase Shares measured by the average closing bid price of a share of the Company's Common Stock on the five trading days immediately preceding the date that is ninety (90) days following the date of the Closing. Such payments shall be paid by the delivery to the Purchaser of shares of Common Stock valued in the same manner as in (ii) above. Provided that the Company shall continue to use its reasonable best efforts to cause such Shelf Registration Statement to become effective as promptly as practicable, the delivery of such Common Stock shall be in full satisfaction of any liability on the part of the Company for failing to register the Shares as provided herein; provided further however, that such delivery shall not excuse the Company from the obligation to register all of such Shares which obligation shall continue. Any shares of Common Stock issued pursuant to this Section 7(g) shall be subject to the same registration rights provided in this Section 7.

Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholder on the one hand and the Company on the other hand from the offer and sale of the Purchase Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Selling Shareholder on the one hand and of the Company on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Selling shareholder on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Shareholder agree that it would not be just and equitable if a contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Selling Shareholder, and each director of the Company, each officer of the Company, and each person, if any, who controls the

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                                       25

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


Company within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Exchange of Warrants. As additional consideration for the purchase of the Shares, Purchaser agrees to surrender to the Company warrants owned by Purchaser evidencing Purchaser's right to purchase from the Company an aggregate of 2,000,000 shares of the Company's Common Stock (the "Old Warrants") in exchange for one warrant to purchase 1,500,000 shares of the Company's Common Stock at $2.25 per share on the same terms and conditions as provided in the Old Warrants (the "Warrant Shares").

Fees and Expenses. The Purchaser and the Company each agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company agrees to pay the fees, expenses and disbursements of the Purchaser's counsel.

Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities, and other statements made by or on behalf of the Company and Purchaser pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director, or employee, or person controlling or under common control with, such party, and will survive delivery of any payment of the Shares.

Notices. All communications hereunder shall be in writing and, if sent to the Purchasers, shall be sufficient in all respects if delivered, sent by registered mail, or by telecopy and confirmed to the Purchasers at the address set forth on the Signature Page or, if sent to the Company, shall be delivered, sent by registered mail, or by telecopy and confirmed to the Company at:

         Imatron Inc.
         389 Oyster Point Boulevard
         So. San Francisco, California

         Tel: (650) 583-9964
         Fax: (650) 871-0418

Miscellaneous.

This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to Section 8 hereof, the officers, directors, and controlling persons thereof and each person under common control therewith, and no other person shall have any right or obligation hereunder. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


COMPANY:

IMATRON INC.

By: ____________________________________________________________________________
                                         Chief Executive Officer


PURCHASER:

_________________________________________________________________
JOSE MARIA SALEMA GARCAO

Quinta Da Marinha
Lote CT-14
2750 Cascais,
Portugal

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                                       26